UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road Billerica, MA 01821 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, Bruker Corporation (the “Company”) announced the appointment of Mr. Gerald N. Herman to serve as the Company’s Chief Financial Officer, effective immediately. Mr. Herman joined the Company in 2016 as Vice President and Corporate Controller and was appointed Interim Chief Financial Officer effective March 16, 2018, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2018.

In connection with his appointment as Chief Financial Officer, Mr. Herman’s annual base salary will be increased from $250,000, plus a $6,000 additional monthly payment during the term of his service as Interim Chief Financial Officer, to $420,000. He will continue to participate in the Company’s cash and equity incentive plans, and will be eligible to receive a 2018 cash incentive plan award under the Company’s 2018 Short-Term Incentive Compensation Program (the “2018 Short-Term ICP”) as further described in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018, based on an annual target level of (i) $103,500 pro-rated for the period from January 1, 2018 to June 5, 2018 and (ii) $231,000 pro-rated for the period from June 6, 2018 to December 31, 2018. Performance goals allocated to corporate financial objectives for fiscal 2018 currency-adjusted organic revenue growth, non-GAAP operating profit improvement, non-GAAP earnings per share growth and reduction in the Company’s working capital ratio provide 70% of Mr. Herman’s total cash incentive award potential under the 2018 Short-Term ICP at target levels. Individual performance factors relating to certain strategic and operational management objectives provide the remaining 30% of Mr. Herman’s total cash incentive award potential at target levels.

Also in connection with this appointment, Mr. Herman is entitled to receive, effective on or about August 10, 2018, a grant of equity awards with an aggregate fair market value of $420,000, consisting of stock options and restricted stock units in amounts to be determined by the Compensation Committee at the time of grant. The awards will be subject to time-based vesting and other customary terms applicable to the annual equity incentive awards granted to the Company’s executive officers.

Additionally, as previously reported, Mr. Herman is eligible to receive a special bonus in the amount of $100,000, payable in April 2019, subject to continuation of employment and achievement of certain goals.

There are no other arrangements or understandings between Mr. Herman and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer and there are no transactions involving the Company and Mr. Herman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Herman’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(d)                   Exhibits

Number

99.1	Press release dated June 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: June 6, 2018	By:	/s/GERALD N. HERMAN
Gerald N. Herman Chief Financial Officer